                                                                     EXHIBIT 3.2


                    AMENDED AND RESTATED (December 12, 1996)

                                    BY-LAWS

                                       of

                               QUANEX CORPORATION
                            (a Delaware Corporation)


                                    Offices

         1. The Corporation shall at all times maintain a registered office in the State of Delaware.

         2. The Corporation may also have offices at such other places within or outside of the State of Delaware as the Board of Directors shall from time to time appoint or the business of the Corporation require.

                                 Capital Stock

         3. The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Incorporation of the Corporation or any other provisions of these by-laws.

         4. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be





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entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

         5. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

         6. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

         7. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

         8. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order of approval of a court.

                   Shareholders and Meetings of Shareholders

         9. All meetings of shareholders shall be held at such place within or outside of the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of meeting.

         10. The Annual Meeting of Shareholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Incorporation of the Corporation and these by-laws and such other business shall be transacted as may properly come before the meeting.





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         11.     The Annual Meeting of Shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

         12. At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Company. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to shareholders or the date on which it is first disclosed to the public. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. In addition, if the shareholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

         13. Except as otherwise required by law and subject to the rights of the holders of any claim or series of stock having a preference over the Common Stock as to dividends or on liquidation, a special meeting of shareholders may be called only by the President or Secretary and then only at the written request of a majority of the directors, provided that, if as of the date of the request for such special meeting there is a Related Holder as defined in Article FOURTEENTH of the Certificate of Incorporation, such majority shall include a majority of the Continuing Directors, as defined in Article FOURTEENTH of the Certificate of Incorporation or by the holders of four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the





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Corporation then entitled to vote generally in the election of directors.  The request shall state the purpose or purposes for which the meeting is to be called. The notice of every special meeting of shareholders shall state the purpose for which it is called. At any special meeting of shareholders, only such business shall be conducted as shall be provided for in the resolution or resolutions calling the special meeting or, where no such resolution or resolutions have been adopted, only such business shall be conducted as shall be provided in the notice to shareholders of the special meeting. Any special meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

         14. Written notice of each meeting of shareholders shall be mailed to each shareholder of record at his last address as it appears on the books of the Corporation at least ten days prior to the date of the meeting.

         15. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of shareholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This by-law shall in no way affect the rights of a shareholder and his transferee or transferor as between themselves.

         16. The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of shareholders for the transaction of business with respect to such subject matter. In the absence of a quorum, the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record





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entitled to vote at the meeting.  At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

         17. When a quorum is present or represented at any meeting of shareholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders in all matters, unless the matter is one upon which, by express provision of the corporation laws of the State of Delaware, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of that matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

         18. Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

         19. Unless otherwise provided by the Certificate of Incorporation or by the corporation laws of the State of Delaware, each shareholder of the Corporation shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

         20. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation. A partnership holding shares of this Corporation may vote such shares by any general partner or by proxy appointed by any general partner.

         21. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver





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may be voted by such receiver.   A shareholder whose shares are pledged shall
be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         22. The order of business and all other matters of procedure at every meeting of the shareholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board of Directors, the President or such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder and to declare any business not properly brought before the meeting to be out of order.

         23. The Board shall appoint one or more Judges of Election to serve at every meeting of the shareholders.

                      Directors and Meetings of Directors

         24. The business of the Corporation shall be managed by a Board of Directors who shall exercise all the powers of the Corporation not reserved to or conferred on the shareholders by statute, the Certificate of Incorporation or the by-laws of the Corporation.

         25. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board, provided the number shall be not less than three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The term of office of each director shall expire at the third Annual Meeting after election of the class to which he belongs. During the intervals between Annual Meetings of Shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurs. Each director chosen to fill a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen.





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         26.     No person may be elected or re-elected a director of the
Corporation if at the time of his election or reelection he shall have attained the age of 70 years, provided however, that a director who shall attain the age of 70 years while serving as a director shall continue in office until the expiration of the term for which he was elected and, provided further that with respect to any person who was a director on November 1, 1996, the reference to "70 years" shall be changed to "72 years."

         27. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, 90 days prior to the anniversary date of the date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to shareholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing if an existing director is not standing for reelection to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a shareholder may make a nomination with respect to such directorship at anytime not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to shareholders. Each notice of a nomination from a shareholder shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.





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         28.     Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the shareholders called for that purpose.

         29. Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said officers upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, telecopy or telegram at least 24 hours before the meeting. Notices may be waived. Notices need not include any statement of the purpose of the meeting.

         30. When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by Delaware law.

         31. One-third of the total number of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Delaware and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

         32. Directors shall receive such compensation and such fees for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.

                            Committees of Directors

         33. The Board of Directors shall establish an Executive Committee, an Audit and Environmental Compliance Committee, a Compensation and Management Development Committee, a Nominating and Corporate Governance Committee, a Finance and Investment Committee, and such other committees as may be established by resolution of a majority of the whole Board. Each of such committees shall consist of one or more members of the Board. Members of committees of





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the Board of Directors shall be elected annually by vote of a majority of the
Board. Presence of one-half of the committee members, shall constitute a quorum. Committees may act by majority vote of the members present at a meeting. Each of such committees shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in these by-laws or by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by any member of a committee by written, telegraphic or telephonic notice and shall be held at such time and place as shall be stated in the notice of meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the Board to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of meetings as it shall deem appropriate.

         34. The Executive Committee of the Board of Directors shall consist of not less than three directors. The Executive Committee shall have and exercise the authority of the Board of Directors between meetings of the Board, subject to such limitations and restrictions as the Board may impose in a resolution duly adopted by the Board.

         35. The Audit and Environmental Compliance Committee shall consist of not less than three members of the Board of Directors, none of whom shall be officers of the Corporation. The Committee shall be responsible for recommending to the entire Board engagement and discharge of independent auditors of the financial statements of the Corporation, shall review the professional service provided by independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees, shall review the adequacy of the Corporation's system of internal accounting controls, shall review the results of procedures for internal auditing and shall consult with the internal auditor of the Corporation with respect to all aspects of the Corporation's internal auditing program, and shall direct and supervise special investigations as deemed necessary by the Committee. Additionally, the Committee will review and confirm with the Board of Directors the Company's compliance with applicable laws and regulations relating to health, safety, and the environment which may represent material financial exposure to the Company.

         36. The Compensation and Management Development Committee shall recommend to the Board the compensation to be paid to officers and key employees of the Corporation and the compensation of members of the Board of Directors. The Committee shall also make recommendations to the Board of Directors regarding structural organization of the Corporation and





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selection of senior management personnel and their replacements and successors.
Except as otherwise provided in any specific plan adopted by the Board, the Committee shall be responsible for administration of executive incentive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees. In addition, the Committee shall review levels of pension benefits and insurance programs for officers and key employees. The Committee shall act as the committee administering the Executive Incentive Plan of the Corporation.

         37. The Nominating and Corporate Governance Committee shall recommend to the Board nominees for election as directors, shall consider performance of incumbent directors, shall recommend to the Board whether an incumbent director whose term expires shall be nominated for reelection, and shall establish and recommend to the Board of Directors such corporate governance guidelines as may be appropriate.

         38. The Finance and Investment Committee shall review, as appropriate, advise and consult with senior management concerning the general financial affairs of the Company including the capital structure of the Company, financing plans, cash flow projections, dividend policy, stock re-purchase programs, currency exchange agreement procedure, loan agreements, capital investment policy, and appropriate target rates of return. Additionally, the Committee shall monitor and review the establishment of investment objectives, policies, and performance criteria for the management of the Company's retirement and benefit plan assets, and review annually the performance gain/loss of the Company's retirement and benefit plan asset investments.

         39. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of such committee.

                                    Officers

         40. The Board of Directors shall elect a Chief Executive Officer, a President, who may also be the Chief Executive Officer, and a Secretary, and may elect a Chairman, a Treasurer, one or more vice presidents, including an Executive Vice President and a Vice President-Finance, a Controller, a Controller-Operations, and one or more assistant secretaries and assistant treasurers. The Chief Executive Officer of the Corporation shall be a director of the Corporation. Any two of the above offices, except those of President and Vice President, may be held by the same person but no officers shall execute, acknowledge or verify any instrument in more than one capacity.

         41. Officers of the Corporation shall hold office until they resign or until their successors are chosen and qualified; provided, however, that no person shall serve as an officer of the Corporation beyond the last day of the fiscal year of the Corporation during which such person reaches age 65. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the





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person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these by-laws.

         42. Officers shall receive such compensation as may from time to time be determined by the Board of Directors. Agents and employees shall receive such compensation as may from time to time be determined by the President of the Company or, if the Board of Directors has elected a Chairman of the Board and has designated such Chairman of the Board to be the Chief Executive Officer of the Company, by the Chairman of the Board.

         43. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the directors. In the absence of the Chairman of the Board, the President shall so preside.

         44. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Company. The Chief Executive Officer of the Company shall supervise and direct the operations of the business in accordance with the policies determined by the Board of Directors. If the President is not designated the Chief Executive Officer, the President shall be the Chief Operating Officer of the Company and shall be responsible for the general supervision and control of the business and the affairs of the Company subject to the directions of the Chief Executive Officer and the Board of Directors. The Chief Operating Officer, in the absence or incapacity of the Chief Executive Officer, shall perform the duties of that office.

         45. The Vice President, in the absence or incapacity of the President, shall perform the duties of that office. If there be an executive vice president, he shall perform the duties of the President in the event of his absence or incapacity. If there be more than one vice president, and no executive vice president, the Board of Directors may designate the Vice President who is to perform the duties of the President in the event of his absence or incapacity. Each Vice President shall have such other duties and authority as shall be assigned by the President or may be delegated by the Board of Directors. The Vice President-Finance shall be responsible for and direct the Treasurer, Controller, and Director of Data Processing of the Corporation in all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

         46. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his





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
signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board of Directors.

         47. The Treasurer shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. He shall report directly to and perform such other duties as shall be assigned by the Vice President-Finance.

         48. The Controller shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. He shall report directly to and perform such other functions as shall be assigned him by the Vice President-Finance.

         49. The Board of Directors of the Corporation may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Corporation, in such sum and with such surety as the Board deems advisable.

                     Banking, Checks and Other Instruments

         50. The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.

         51. The Board of Directors may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument on behalf of the Corporation; or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer or agents, the Chairman of the Board, if designated as the Chief Executive Officer of the Corporation, President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto.

                                  Fiscal Year

         52. The fiscal year of the Corporation shall begin on the first day of November and end on the thirty-first day of October.





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
                               Books and Records

         53. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs and such stock ledgers and lists of shareholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware or other states or jurisdictions empowered to impose such requirements.

                                Indemnification

         54. Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "DGCL"), (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the DGCL. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         55. The indemnification and advancement of expenses provided in paragraph 53 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors,





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
insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity or holding such officer.

                                   Amendments

         56. These by-laws may be altered, amended or repealed and new by-laws may be adopted at any regular meeting of the shareholders or Board of Directors; or at any special meeting of the shareholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of a majority of those Directors present and voting at a meeting where a quorum is present, provided that if there is a Related Holder as defined in Article FOURTEENTH of the Certificate of Incorporation, such majority shall include a majority of the Continuing Directors, as defined in Article FOURTEENTH of the Certificate of Incorporation. In accordance with the provisions of the Certificate of Incorporation, the shareholders may make new by-laws, or adopt, alter, amend, or repeal by-laws adopted by either the shareholders or the Board of Directors by the affirmative vote of the holders of not less than four-fifths of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally for the election of directors. The power of the shareholders and the Board shall include the fixing and appointing of the number of directors in accordance with the provisions of the Certificate of Incorporation.





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